UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2013

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2013, the Board of Directors of Heritage Oaks Bancorp (NASDAQ:HEOP) (the “Company”), parent company of Heritage Oaks Bank, voted in favor of amending its Bylaws; specifically Article 3.3 entitled Election and Term of Office of Directors.  A copy of the amended Article 3.3 and the prior version of Article 3.3 are attached to this Form 8-K as Exhibit 99.1.  All other provisions contained within the Bylaws are unchanged and remain in effect.

Item 5.07 - Submission of Matters to a Vote of Security Holders

On May 22, 2013, the Company held its annual meeting of shareholders.  Of the 25,334,152 shares of common stock outstanding as of the record date for the meeting, 22,517,832 shares or 88.88% were present at the meeting in person or by proxy.  The following matters were considered and voted upon, with all nominated directors being elected and all other proposals approved.

A.           Election of Directors

Director	Shares For	Shares Withheld	Broker Non-Votes
Michael J. Morris	18,703,895	1,126,818	2,687,119
Donald Campbell	19,040,356	790,357	2,687,119
Michael J. Behrman	19,385,132	445,581	2,687,119
Mark C. Fugate	19,379,679	451,034	2,687,119
Dee Lacey	19,120,513	710,200	2,687,119
Simone F. Lagomarsino	19,555,870	274,843	2,687,119
James J. Lynch	19,379,130	451,583	2,687,119
Daniel J. O'Hare	19,385,247	445,466	2,687,119
Michael E. Pfau	19,027,298	803,415	2,687,119
Alexander F. Simas	19,377,923	452,790	2,687,119
Lawrence P. Ward	18,944,818	885,895	2,687,119

B.           Adopt a non-binding resolution approving the executive compensation disclosed in the Proxy Statement for the Annual Meeting of Shareholders.

Shares For	Against	Abstain	Broker Non-Votes
18,705,182	537,431	588,100	2,687,119

C.           Ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2013.

Shares For	Against	Abstain	Broker Non-Votes
21,947,258	552,039	18,535	-

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99	Amended Article 3.3 of the Bylaws of Heritage Oaks Bancorp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013
Heritage Oaks Bancorp

By:	/s/ Mark Olson
Mark Olson
Chief Financial Officer